Direct                                                                        PRESS RELEASE

Direct General Corporation
1281 Murfreesboro Road                                                                Release Date: March 6, 2007  PR 07/05
Nashville, Tennessee 37217

Investor Relations contact:

William J. Harter                                                                                    Phone: (901) 541-3399
Senior Vice President                                                                                    Fax: (901) 366-3875
Corporate Development, Banking & Finance                                                             Email: bill.harter@directgeneral.com

DIRECT GENERAL REACHES AGREEMENT
TO SETTLE SHAREHOLDER LITIGATION

Nashville, Tennessee, March 6, 2007 -- Direct General Corporation (Nasdaq: DRCT) today announced that it entered into a memorandum of understanding with the plaintiffs to settle three purported federal shareholder derivative actions filed in the first quarter of 2005, which were consolidated into one action captioned as In Re Direct General Corporation Derivative Litigation, United States District Court for the Middle District of Tennessee, No. 3:05-0158. Direct General, its directors and current and former officers do not admit to liability or fault.

The settlement is subject to several conditions, including approval by the District Court. Pursuant to the terms of the memorandum of understanding, the defendants will pay an award of attorneys' fees and expenses of $675,000, and all state and federal derivative and putative class action claims will either be voluntarily dismissed with prejudice or the parties in the federal shareholder derivative actions will take such action as is necessary to have such claims dismissed with prejudice. The parties also are negotiating terms that would provide plaintiffs with certain benefits if Elara Holdings, Inc., sells Direct General within a certain time after the merger between Elara and Direct General, as described below, closes. In addition, pursuant to the terms of the memorandum, Direct General has agreed to provide additional information to shareholders through publicly available filings in order to supplement the proxy statement that has been provided to Direct General's shareholders in connection with the special meeting of shareholders concerning the proposed merger. Direct General will file the supplemental disclosure with the Securities and Exchange Commission, and such disclosure may be accessed on the world wide web at http://www.sec.gov. You may also obtain free copies of the documents that Direct General files with the Securities and Exchange Commission by clicking the "Investors" tab under the "Company Info" heading of our website at www.directgeneral.com.

On December 5, 2006, Direct General Corporation announced its execution of a definitive agreement to merge with Elara, an affiliate of Fremont Partners and Texas Pacific Group, under which Elara will acquire all of the outstanding common stock of Direct General. In the transaction, Direct General's shareholders will receive $21.25 in cash for each share of Direct General common stock that they hold. The transaction is subject to receipt of shareholder approval and required regulatory approvals, as well as satisfaction of other closing conditions. A special meeting of the shareholders to consider the proposed merger is set to occur on March 8, 2007 at the Company's corporate headquarters located at 1281 Murfreesboro Rd, Nashville, Tennessee 37217 at 11:00 am local time.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE PROPOSED
MERGER HAS BEEN FILED WITH THE SEC

In connection with the proposed merger, Direct General Corporation has filed a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Direct General at the Securities and Exchange Commission's web site at http://www.sec.gov/. The proxy statement and such other documents may also be obtained for free by directing such request to Direct General Investor Relations, telephone: (901) 541-3399 or on the investor relations page of Direct General's website at http://www.directgeneral.com/.

Direct General and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information regarding the interests of such directors and executive officers, which may be different than those of Direct General's shareholders generally, is included in Direct General's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements based on current expectations of the Company’s management. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the failure to obtain approval of the settlement by the court; (2) a party withdrawing or otherwise terminating its participation in the memorandum of understanding; or (3) other factors that are described in the Company’s filings made with the Securities and Exchange Commission. While the Company’s management makes projections and estimates in good faith, many of the factors that will determine the outcome of the subject matter are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

GENERAL INFORMATION

Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services through neighborhood sales offices staffed predominantly by its own employee-agents. Direct General’s current operations are concentrated primarily in the southeastern part of the United States. Additional information about Direct can be found online at www.directgeneral.com.

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